Legend:

         Places in this exhibit where four (4) consecutive asterisks ("****") appear indicates that a confidential portion of this document has been omitted in such location. PracticeWorks has filed a request for confidential treatment with respect to such information, and such information has been filed separately with the Securities and Exchange Commission.

                                                                   EXHIBIT 10.10

                              INFOCURE CORPORATION
                              E-COMMERCE AGREEMENT


         This E-Commerce Agreement ("Agreement"), effective as of January 18, 2000, 2000 ("Effective Date") is made by and between United Stationers Supply Co., an Illinois corporation, with its principal place of business at 2200 East Golf Road, Des Plaines, Illinois 60016 (referred to herein as "UNITED"), and InfoCure Corporation, a Delaware corporation having its principal offices at 1765 The Exchange, Suite 450, Atlanta, Georgia 30339 (referred to herein as "InfoCure").


                                    RECITALS

         A. InfoCure develops and licenses, among other things, practice management software for use by its customers in the healthcare industry.

         B. UNITED is a wholesale distributor of business products including office supplies in North America.

         C. As part of its practice management software, InfoCure is in the process of developing and will market to its customers an inventory control system that would give its customers the ability to order supplies via an on-line computer entry system.

         D. UNITED and InfoCure wish to enter into an agreement whereby UNITED will be one of InfoCure's suppliers. Under this arrangement, InfoCure's customers will have the ability to use the system to order office supplies and other merchandise made available through UNITED in accordance with the terms set forth below.

                                    AGREEMENT

         In consideration of the mutual promises and covenants and upon the terms and conditions set forth in this Agreement, the parties agree as follows:

1.       DEFINITIONS.

         1.1. INFOCURE CUSTOMERS. As used herein, the term "InfoCure Customers" means the customers of InfoCure who have licensed the right to use the InfoCure System from InfoCure.

         1.2. INFOCURE SYSTEM. As used herein, the term "InfoCure System" means the InfoCure inventory control system currently known as "InfoLinx" that was developed by InfoCure for the healthcare industry that provides for on-line computer entry for orders of supplies from the orthodontists, including without limitation, the Office Supplies; as well as any manuals or documentation related thereto or improvements, upgrades, and new releases thereof.

         1.3. OFFICE SUPPLIES. As used herein, the term "Office Supplies" shall mean the office supplies and other merchandise supplied by UNITED as identified in the catalogs provided by UNITED from time to time hereunder.

2.       ORDER FULFILLMENT OBLIGATIONS.

         2.1. INFOCURE ORDERS. InfoCure Customers shall submit orders for Office Supplies through the InfoCure System to InfoCure (the "Customer Order"). Upon receipt of any Customer Order, InfoCure shall submit a corresponding order to UNITED for such Office Supplies (the "InfoCure Order"), which InfoCure Order will identify the Office

Supplies being purchased and the "ship to" address, which "ship to" shall in most cases be the location of the InfoCure Customer who placed such InfoCure Order.

         2.2. ORDER PROCESSING AND DELIVERY. Upon receipt thereof, InfoCure Orders will be assigned via zip code to the nearest United Stationers facility. All orders received into UNITED's system by 2 PM in the time zone of the shipping facility will be shipped the same day. Office Supplies will be sent to the InfoCure Customers utilizing UPS Ground delivery. If the originally assigned United Stationers facility cannot complete the InfoCure Order, UNITED's system will automatically search for the next closest facility and ship the Office Supplies directly to the InfoCure Customer through such facility. UNITED will use every effort to ship orders via the most expedient, economical and practical means possible consistent with UNITED's carrier selection criteria.

         2.3. MINIMUM ORDERS. InfoCure Orders will be accepted at any dollar amount; provided that any InfoCure Orders received for less than $50.00 net, will be subject to an additional $5.00 handling charge in addition to any other applicable freight charges or processing fees.

         2.4. CLAIMS AND PROOF OF DELIVERY. All claims for Office Supplies lost or damaged in transit must be filed by the consignee with the carrier. All other claims for shortages or wrong-fills must be presented within ten (10) days from the date of UNITED's invoice to InfoCure. Any requests for proof of delivery must be made within sixty (60) days after the date of UNITED's invoice to InfoCure. After such sixty (60) days, no proof of delivery data will be supplied. It is the responsibility of the InfoCure to access available proof of delivery information online from UNITED.

3.       PRICE AND PAYMENT TERMS.

         3.1. PRICE AND PAYMENT TERMS. The pricing and payment terms are set forth on EXHIBIT A hereto.

         3.2. DELIVERY CHARGES. Through UNITED's Nationwide Express Delivery program, all Office Supplies shall be delivered to the InfoCure Customers anywhere in the continental United State at a freight rate of eight percent (8%) against the amount invoiced to InfoCure regardless of the United Stationers shipping point.

         3.3. RESPONSIBILITY. InfoCure shall be fully responsible for and shall bill and collect from the InfoCure Customers all monies in connection with the sale of Office Supplies to the InfoCure Customers through the InfoCure System.

4.       RIGHTS, DUTIES, AND OBLIGATIONS OF THE PARTIES.

         4.1.     ELECTRONIC DATABASE AND CATALOG.

                  (a) At no additional cost to InfoCure, UNITED will provide InfoCure with UNITED's e-commerce database that InfoCure may provide to its InfoCure Customers. This file has consumer-friendly descriptions and photographs that match UNITED's General Line Catalog offering. Updates will be automatically sent on a quarterly basis. The e-commerce database shall be provided in a format that gives InfoCure the ability to modify and/or enter prices of the Office Supplies identified therein.

                  (b) In addition, UNITED will make available hard copy catalogs at a price of Five Dollars ($5.00) per catalog. These hard copy catalogs can be private-labeled for InfoCure under terms to be mutually agreed to by the parties.

         4.2. ACCESS TO UNITED SYSTEMS. During the term of this Agreement, UNITED agrees that, to the extent that InfoCure needs access to any of UNITED's software in order to implement the InfoCure System so that the Office Supplies may be ordered via the process identified above, UNITED shall provide such access to the best of its ability to InfoCure and represents and warrants that it shall have all rights and licenses necessary to provide InfoCure such access during the term of this Agreement.

         4.3. CO-OP ADVERTISING. UNITED does not currently offer a standard co-op or pass through rebate program. UNITED will work with InfoCure to develop channel specific marketing programs targeted at on-line resellers. These programs may or may not include components like co-op accruals or pass through rebates.

         4.4. CUSTOMER SERVICES. UNITED has in part automated its customer service to address as many of the typical customer service inquiry responses as possible, such as checking stock on an item, checking the price on an item, requesting a Return Authorization and the like. UNITED reserves the right to charge $2.50 per call or inquiry made via voice or fax for a customer service inquiry that is currently provided in an automated fashion by UNITED.

         4.5. RETURNS AND WARRANTIES. The return policy is identified on EXHIBIT B hereto. Notwithstanding the foregoing, the warranties with respect to any Office Supplies ordered hereunder shall run directly from UNITED to the InfoCure Customer to which the Office Supplies are delivered. UNITED shall assume full responsibility and liability with respect to any warranty that it may choose to offer with respect to the Office Supplies, including but not limited to any accommodation offered to any customer above and beyond the strict requirements of its warranty obligations.

         4.6. MAINTENANCE OF HARDWARE. UNITED, at its sole expense, shall provide and maintain all computer hardware, software, telecommunications equipment, and services required to access the InfoCure System from UNITED's premises, including, but not limited to, a PC or computer system, Internet browser, modem, phone service and Internet access. UNITED is responsible for software installation and training employees to operate the computers and software and maintain the confidentiality of Proprietary Information (as defined below) of InfoCure.

         4.7. INDEMNIFICATION. UNITED shall indemnify and hold InfoCure harmless from any actions, suits proceedings, damages, expenses and fees (including any reasonable attorney fees) which InfoCure incurs as a result of
(i) any breach of warranty or alleged breach of warranty with respect to the Office Supplies but only to the extent UNITED is indemnified by the manufacturer of the Office Supplies for such breach of warranty or alleged breach of warranty claim, (ii) any failure by UNITED to comply with any applicable laws or regulations, (iii) any liability to third parties (including reasonable attorney's fees) for any personal injury, property damage or economic loss, or claim therefor, including death or other loss, cost or expense, to the extent caused or alleged to have been caused by the Office Supplies (whether sounding in tort, contract, negligence, strict liability, or any other legal theory) but only to the extent UNITED is indemnified by the manufacturer of the Office Supplies for such claim, and (iv) any breach of UNITED's warranty in Section 4.2 above. Notwithstanding the foregoing, in no case will UNITED have any duty to indemnify InfoCure hereunder to the extent that such claim is determined to be due to the gross negligence or intentional misconduct of, or a breach of its obligations under this Agreement, by InfoCure.

         4.8. PRIVACY. UNITED agrees that all information concerning the InfoCure Customers obtained through the InfoCure System shall remain the exclusive property of InfoCure and UNITED shall only use such information for internal purposes related to this Agreement and shall not use or otherwise distribute, share, or sell such information with any third party for any other purpose.

5.       TERM AND TERMINATION.

         5.1. INITIAL TERM. The initial term of this Agreement shall commence on the Effective Date and shall end one year later (the "Initial Term").

         5.2. RENEWAL TERM. Following the end of the Initial Term, this Agreement shall automatically renew for an additional term of one (1) year (each a "Renewal Term"), unless terminated earlier by either party by giving sixty
(60) days written notice of termination prior to the end of the then current term.

         5.3. EARLY TERMINATION. Either party may terminate this Agreement on sixty (60) days prior written notice to the other party if the party to whom such notice is given is in material breach of this Agreement and any such breach is not cured within such sixty (60) day period. The party claiming the right to terminate under this provision shall set forth in its notice of intent to terminate the facts underlying its claim that the other party is in material breach of this Agreement. With respect to defaults not reasonably curable within the sixty (60) day notice period, the party to whom notice is given shall not be considered to be in default as a result of such failure, so long as that party is diligently and expeditiously attempting to cure such default and such default is curable within a reasonable period of time following the expiration of such sixty (60) day notice period.

         5.4. EFFECT OF TERMINATION. In the event of any expiration or termination of this Agreement, all rights and licenses provided hereunder shall immediately terminate and each party shall return to the other party, its property and Proprietary Information (and all copies thereof); and such expiration or termination shall not affect the obligations of either party to the other (i) accruing prior to the date of termination, or (ii) which expressly extend beyond the term of this Agreement. Further, any such expiration or termination of the Agreement shall be without prejudice to any right or remedy to which a party may be entitled either at law, in equity or under this Agreement.

         5.5. SURVIVAL. Upon the expiration or termination of this Agreement, the provisions of this Agreement concerning the ongoing interests of the parties shall continue and survive in full force and effect, including without limitation Sections 4.7, 4.8, 5.5, and 6 through 14.

6. LIMITATION OF LIABILITY. EXCEPT FOR ANY LIABILITY UNDER SECTION 4.7 OR 8, NEITHER PARTY HERETO SHALL BE LIABLE TO THE OTHER PARTY FOR ANY CONSEQUENTIAL, PUNITIVE, SPECIAL OR INDIRECT DAMAGES, INCLUDING BUT NOT LIMITED TO ANY DAMAGES BASED ON ANY LOSS (OR ANTICIPATED LOSS) OF INCOME, BUSINESS, SALES, PROFITS OR EARNINGS, OR BASED ON EXPENDITURES, INVESTMENTS, COSTS, ACTIONS TAKEN OR COMMITMENTS MADE OR ENTERED INTO IN RELIANCE OF OR IN ANY WAY RELATED TO THE PERFORMANCE OF THIS AGREEMENT OR RESULTING FROM THE USE OF OR INABILITY TO USE THE PRODUCTS OR THE PERFORMANCE OR NON-PERFORMANCE OF ANY SERVICES, INCLUDING THE FAILURE OF ESSENTIAL PURPOSE, EVEN IF SUCH PARTY HAS BEEN NOTIFIED OF THE POSSIBILITY OR LIKELIHOOD OF SUCH DAMAGES OCCURRING. EXCEPT FOR ANY LIABILITY UNDER SECTIONS 4.7 OR 8, IN NO EVENT SHALL EITHER PARTY'S LIABILITY TO THE OTHER PARTY EXCEED ONE HUNDRED THOUSAND DOLLARS ($100,000).

7. WARRANTIES. INFOCURE MAKES NO WARRANTY AS TO THE RESULTS THAT MAY BE OBTAINED FROM USE OF THE INFOCURE SYSTEM, OR AS TO THE ACCURACY, RELIABILITY OR CONTENT OF ANY INFORMATION OR SERVICE PROVIDED THROUGH THE INFOCURE SYSTEM. THE INFOCURE SYSTEM IS PROVIDED ON AN "AS IS" BASIS WITHOUT WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF TITLE OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OTHER THAN THOSE WARRANTIES WHICH ARE IMPLIED BY AND INCAPABLE OF EXCLUSION, RESTRICTION OR

MODIFICATION UNDER THE LAWS APPLICABLE TO THIS AGREEMENT. InfoCure does not guarantee the accuracy, completeness, timeliness, usefulness or adequacy of the any other services, goods or advertisements that may be provided through the InfoCure System, nor does it make any endorsement, express or implied, of any other services, goods or advertisements that may be provided through the InfoCure System. UNITED further acknowledges that certain risks are inherent in the transmission of information over the Internet and that InfoCure does not warrant that the transactions will be uninterrupted, error free or impenetrably secure. InfoCure shall have no liability for or relating to the security, interruption, integrity or accuracy of UNITED transaction with the InfoCure Customers hereunder.

8. RELATIONSHIP OF THE PARTIES. In the performance of the work, duties and obligations under this Agreement, it is mutually understood and agreed that each party is acting and performing as an independent contractor. Nothing under this Agreement is intended or shall be construed to create between UNITED and InfoCure an employer-employee relationship, a joint venture relationship, or a partnership, nor shall this Agreement be construed in any proceedings or for any purpose whatsoever so as to make one party liable to a third person for the debts, faults, or actions of any other party. Neither party shall withhold or in any way be responsible for the payment for the other party of any federal, state or local income taxes, F.I.C.A taxes, Medicare taxes, unemployment compensation, workers' compensation contributions or benefits, vacation pay, sick leave or any other employment benefits of any kind. In conformity with this intent, neither party shall have or exercise any control or direction over the techniques, procedures, or methods used by the other party in performing under this Agreement. Similarly, neither party shall have the right, power, or authority to enter into any binding obligation on behalf of the other at any time or for any purpose.

9.       PROPRIETARY INFORMATION, SERVICE MARKS, AND INTELLECTUAL PROPERTY.

         9.1. INFOCURE SYSTEM AND OTHER NONDISCLOSURES. UNITED acknowledges that InfoCure has a proprietary interest in information developed, used, and maintained by InfoCure in regard to the operation of its business which it considers to be competitively valuable and sensitive and holds in confidence from others ("Proprietary Information"). This Proprietary Information includes, but is not limited to, the InfoCure System, software, policies, procedures, operating manuals, business practices, forms, operating systems and information. UNITED agrees that any such Proprietary Information is owned by InfoCure and that it will keep and maintain in strict confidence and will not use any Proprietary Information of InfoCure known to it. Further, UNITED agrees to undertake all reasonable and appropriate steps to ensure that the confidentiality and secrecy of any Proprietary Information of InfoCure known to them is maintained, and that the Proprietary Information of InfoCure will not be used by others for its benefit or to the detriment of InfoCure. The obligations under this Section with respect to Proprietary Information that constitutes trade secrets under applicable law for so long as any such information remains trade secret and for all other Proprietary Information shall survive for three
(3) years after the termination of this Agreement.

         9.2. MARKS. BOTH PARTIES Each party acknowledges that any and all trademarks, service marks, logos and the like ("Marks") owned or used by the other party shall be the property of that party and each shall cooperate with all efforts necessary to protect those rights of the other party in the Marks. Neither party shall take any actions that are inconsistent with the ownership of the Marks by the other party. . Nothing in this Agreement provides either party with any right, title, or interest in the Marks of the other party. Neither party shall challenge the title of the Marks of the other party and shall take no action to register the Marks of the other party with the United States Patent and Trademark Office or any foreign trademark registration office.

         9.3. OWNERSHIP. UNITED acknowledges and agrees that all right, title and interest in the InfoCure System, including without limitation all intellectual property rights included therein, belong to InfoCure. InfoCure reserves all rights not expressly granted herein. Except as set forth in this Agreement, UNITED has no right to know, use, adapt, disassemble, decompile or reverse engineer the InfoCure System or create derivative works based thereon.

10. SIGNED DOCUMENTS. Any InfoCure Offer properly transmitted by InfoCure pursuant to this Agreement and any contract formed by acceptance by UNITED of such InfoCure Offer ("Supply Contract") as provided herein shall be considered to be a "signed writing" and deemed for all purposes (a) to have been "signed" and (b) to constitute an "original" when printed from electronic files or records established and maintained in the normal course of business by UNITED. The parties agree not to contest the validity or enforceability of any InfoCure Offer under the provisions of any applicable law, including without limitation laws requiring certain agreements are to be in writing or signed by the party to be bound thereby. InfoCure Offers, if introduced into evidence on paper at any judicial, arbitration, mediation, or administrative proceedings, will be admissible as between the parties to the same extent and under the same conditions as other business records originated and maintained in documentary form. Neither party shall contest the admissibility of the copies of any InfoCure Offer or resulting Supply Contract under either the business records exception to the hearsay rule or the best evidence rule on the basis that the InfoCure Offer or Supply Contract was not originated or maintained in documentary form.

11. ASSIGNMENT. Except as specifically provided in this Agreement, neither this Agreement, nor any of the rights or duties under this Agreement, may be assigned or otherwise conveyed or delegated by either party. Subject to the limitations of this Section, this Agreement shall apply to and bind the parties and their respective heirs, executors, administrators, successors and assigns. Notwithstanding the foregoing, InfoCure or UNITED may assign this Agreement to one of its subsidiaries or to any successor entity upon the reorganization, merger, consolidation, acquisition or other restructuring involving all or substantially all of the voting securities and/or assets of such party.

12. DISPUTE RESOLUTION. All disputes arising out of or concerning this Agreement shall be settled by arbitration under the Commercial Arbitration Rules of the American Arbitration Association. The arbitration hearing shall be held in Atlanta, Georgia. The arbitration award shall be final and binding upon the parties, and enforceable by any court of competent jurisdiction.

13. CONFIDENTIALITY OF TERMS. Except as required by law or judicial process or government agency (including without limitation the Securities and Exchange Commission), each party shall keep this Agreement and its terms in the strictest of confidence and its substance may be disclosed only to those of its employees, agents, and representatives having a need to know any of its contents in connection with the performance of such parties' duties hereunder as agreed to in writing by the other party; or as otherwise required by law.

14.      GENERAL PROVISIONS.

         14.1. PRESS RELEASES. Upon execution of this Agreement, InfoCure may use UNITED in press releases and UNITED may mention InfoCure in forthcoming press releases. Content will promote the synergies between the two companies and will emphasize the vision of both companies. Content will be reviewed and approved in writing by each party prior to release.

         14.2. NOTICES. All notices, requests, demands, instructions or other communications to be given to any party under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of service if personally served on the party to whom notice is to be given; (ii) within twenty-four (24) hours after mailing, if mailed to the party to whom notice is given, by first class mail which is either registered or certified, postage prepaid, return receipt requested; (iii) within twenty-four (24) hours after being deposited with a recognized private courier service (e.g. Federal Express), if delivered by a private courier service to the party to whom notice is to be given, all charges prepaid; or (iv) when sent, if given by telex or telecopy. Any notice, request, demand, instructions or other communication sent by telex or telecopy must be confirmed within twenty-four (24) hours by letter mailed or delivered in accordance with this Section. All notices shall be properly addressed to the party receiving notice as follows:

                  IF TO INFOCURE TO:

                  INFOCURE CORPORATION
                  Orthodontics Division
                  3120 Crossing park
                  Norcross, Georgia  30071
                  Attention:  CEO, Orthodontics Division

                  IF TO UNITED TO:

                  United Stationers Supply Co. .
                  898 Carol Court
                  Carol Stream, Illinois 60188
                  Attention:  VP, Sales e-nited business solutions

                  with a copy to:
                  United Stationers Supply Co.
                  Law Department
                  2200 E. Golf Road
                  Des Plaines, IL 60016

The addresses for the purposes of this Section may be changed by giving written notice of such change.

         14.3. NO WAIVER. Failure to insist upon strict compliance with any of the terms, covenants and conditions of this Agreement shall not be deemed a waiver of any such term, covenant or condition. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless contained in a writing specifically referring to this Agreement and executed by the party making the waiver. In addition, the exercise by a party of any remedy provided for in this Agreement or at law or in equity shall not permit the exercise by that party of any other remedy provided for in this Agreement or at law or in equity.

         14.4. SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall in no way affect the validity or enforceability of any other provision. This Agreement shall be construed as if the invalid or unenforceable provision had never been included, but only as long as the rights, obligations and duties of a party are not materially altered thereby.

         14.5. ENTIRE AGREEMENT. This Agreement, together with all collateral agreements and documents referred to in it, constitute the entire agreement between the parties pertaining to the subject matter contained in this Agreement and supersede all prior and contemporaneous agreements, representations and understandings, whether oral or written, of the parties and none shall be available to interpret or construe this Agreement, including without limitation the Nonbinding Letter of Intent entered into by the parties on or about December 6, 1999. No supplement, modification or amendment of this Agreement, or collateral agreements or documents, shall be binding unless contained in a writing specifically referring to this Agreement, or the collateral agreements or documents, and executed by all the parties to this Agreement.

         14.6. GOVERNING LAW. The parties agree that this Agreement and performance under it, and all arbitrations that may ensue from its breach, be construed in accordance with and under the laws of the State of Georgia without regard to its conflict of laws, principles, and that, in any arbitration that may be brought arising out of, in connection with, or by reason of this Agreement, the laws of the State of Georgia shall be applicable and shall govern to the exclusion of the law of any other forum and any such action or proceeding shall be brought in the State of Georgia.

         14.7. COUNTERPARTS. This Agreement may be executed in counterparts. Each party agrees to be bound by its own telecopied or facsimiled signature, and that it accepts the telecopied or facsimiled signature of the other party hereto.

                              INFOCURE CORPORATION:


                              By: /s/ James Davis
                                 -----------------------------
                              Name: James Davis
                              Its:  CEO, Orthodontics Division


                              UNITED STATIONERS SUPPLY CO.:



                              By: /s/ Mark D-Annunzio
                                 -----------------------------
                              Name: Mark D-Annunzio
                              Its: Vice President, Sales e- Nited Business
                              Solutions, a Division of United Stationers Supply Co.

                                    EXHIBIT A

                            PRICING AND PAYMENT TERMS


A.1. COMMODITY ITEMS PRICING CONTRACTS. A net pricing arrangement has been extended to InfoCure for all merchandise purchased. The terms of this net pricing arrangement have been provided by UNITED to InfoCure for the core group of commodity items that represent the highest volume products in office supplies, computer consumables and cleaning supplies.

A.2. NET PRICING. In addition to this pricing contract for the commodity items, UNITED will provide net pricing on all of the other items in its catalog. These items will be priced at UNITED's end column published price less a discount of ****. This pricing platform will be provided to InfoCure in the form of a CD-ROM for your use. Price plans to be loaded include 1D, 1R, 4R, 4S, 0E, 9F, and 86.

A.3 NO ADDITIONAL REBATES. All prices represented are net and no additional rebates or advertising allowance are available. Price updates will generally occur on a quarterly basis with the exception of price-sensitive items in the computer consumables and paper categories.

A.4 SALES TARGETS. This pricing structure is based upon the premise that InfoCure will achieve a monthly volume target of **** with UNITED six (6) months after launch date. Should that volume level not be attained, UNITED may notify InfoCure of its intent to restructure the pricing. The parties shall thereafter renegotiate the pricing terms. If mutual agreement on the new pricing terms is not reached with thirty (30) days of such notice, either party may terminate this Agreement upon an additional sixty (60) days notice the other party.

A.5 ELECTRONIC STATEMENTS. UNITED will provide InfoCure with an electronic statement at the beginning of each month. The electronic statement will be sent on the 1st or the 2nd of the month.

A.6 PAYMENT TERMS. UNITED's payment terms are defined as "cash in the bank 3rd prox". In other words, payment of UNITED's monthly statement balance must be received in the bank by the 3rd of the month subsequent to billing. Cash in the bank is defined as a payment received in UNITED's lock box on the date specified. Payment of the monthly statement balance must be made via electronic funds transfer using the UNITED Payment Service or a wire transfer method acceptable by UNITED's bank.

A.7 DISCONTINUANCE. UNITED reserves the right, upon thirty (30) days notice to InfoCure and an opportunity to cure, to discontinue service in the event of non-payment of invoices within UNITED's normal terms if such deficiency is not cured within such thirty (30) day period.

                                    EXHIBIT B

                                  RETURN POLICY

UNITED will not accept the return of Office Supplies unless authorized by UNITED. Request for returns must be made electronically, or by phone or fax to Customer Service. Such requests should be made within thirty (30) days from the date of UNITED's invoice to InfoCure. Office Supplies returns will not be accepted without a return authorization number properly affixed to the returned goods shipping container. All authorized returns must be received within thirty
(30) days from the date of the return authorization. Return merchandise requests will be authorized at up to full invoice price for up to thirty (30) days from the date of invoice.

- If for any reason the item, carton, or its packing is not in a condition to allow the item to be resold, no credit or partial credits will be issued to InfoCure.

- UNITED reserves the right to discontinue sales to any account that engages in excessive returned merchandise transactions.

- Special ordered merchandise, seasonal merchandise, discontinued merchandise and special promotional items not normally stocked by UNITED cannot be returned except in the case of UNITED's error.

- Defective merchandise, which is under manufacturer's warranty, must be returned directly to the manufacturer.

- Returned freight charges, including call tag and pick-up surcharges is the responsibility of the shipper.

- Any merchandise returned C.O.D. will be refused and returned to the shipper.

- All authorization for returns are voided 30 days after the authorization was issued. Any merchandise received after 30 days will be returned to the reseller.